PROSPECTUS SUPPLEMENT                          This Prospectus Supplement, filed
FOR THE PERIOD ENDING                          pursuant to Rule 424(b)(3),
SEPTEMBER 30, 1997 TO                          relates to Registration Statement
PROSPECTUS DATED                               33-54804-01 and the Prospectus
OCTOBER 19, 1993                               dated October 19, 1993




                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  October 15, 1997


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)



Delaware                       0-23108                    Not Applicable
--------                       -------                    --------------
(State of                      (Commission                (IRS Employer
organization)                  File Number)               Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
----------------------------------------------------------
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
               -----------------------------------------------
               (Former address, if changed since last report)

                                  Page 1 of 90
                         Index to Exhibits is on page 6

Item 5.  Other Events
         ------------

A)  Series 1993-1:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B)  Series 1993-2:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C)  Series 1993-3:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D)  Series 1994-2:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E)  Series 1994-3:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F)  Series 1994-A:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G)  Series 1995-1:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H)  Series 1995-2:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)  Series 1995-3:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)  Series 1996-1:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K)  Series 1996-2:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L)  Series 1996-3:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders' Statement for the September 1997 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M)  Series 1996-4:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the September 1997 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N)  Series 1997-1:
    -------------
On October 15, 1997 the Registrant made available the Monthly
Certificateholders Statement for the September 1997 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O)  Increase in Size of Investor Certificate of Series 1994-A:
    ---------------------------------------------------------
In accordance with Section 22 of the Series Supplement with respect to Series 1994-A, dated as of December 20, 1994, to the Pooling and Servicing Agreement, Greenwood as Seller has elected to increase the Class Investor Interest of Series 1994-A from $2,100,000,000 to $2,550,000,000. The increase in the Class Investor Interest became effective as of September 30, 1997.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits

Exhibit No.       Description
-----------       -----------
20(a)             Monthly Certificateholders' Statement, related to the Due
                  Period ending September 30, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1997-1.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      DISCOVER CARD MASTER TRUST I
                                            (Registrant)

                                          By: GREENWOOD TRUST COMPANY
                                              as originator of the Trust


                                          By:      John J. Coane
                                              -----------------------------
                                            John J. Coane
                                            Vice President, Director of
                                            Accounting and Treasurer



Date: October 15, 1997

                                 EXHIBIT INDEX

Exhibit No.      Description
-----------      -----------
20(a)            Monthly Certificateholders' Statement, related to the Due
                 Period ending September 30, 1997, for Series 1993-1.

20(b) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1993-2.

20(c) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1993-3.

20(d) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-2.

20(e) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-3.

20(f) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1994-A.

20(g) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-1.

20(h) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-2.

20(i) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1995-3.

20(j) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-1.

20(k) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-2.

20(l) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-3.

20(m) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1996-4.

20(n) Monthly Certificateholders' Statement, related to the Due Period ending September 30, 1997, for Series 1997-1.